UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 13, 2019

Atossa Genetics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35610	26-4753208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

107 Spring Street Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 325-6086

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 27, 2018, Atossa Genetics Inc. (the “Company”) issued to Dr. Steven C. Quay, Chairman of the Board, President and Chief Executive Officer, an option to purchase 2,300,000 shares of Company Common Stock and issued to Kyle Guse, Chief Financial Officer, General Counsel and Secretary, an option to purchase 700,000 shares of Company Common Stock (collectively, the “2018 Options”), pursuant to an option award agreement and the Company’s 2010 Stock Option and Incentive Plan (the “Plan”). The 2018 Options contained a “Net Cash Exercise Provision” so that if at the time the 2018 Options are exercised the Company cannot deliver shares of Common Stock to the optionee (including, for example, if there are insufficient shares available under the Plan at the time of exercise), then in lieu of the optionee paying the exercise price and the Company issuing shares of stock, the option could only be exercised on a cash “net basis” requiring that the Company pay cash in an amount equal to the excess of the fair market value of the Common Stock over the option exercise price.

On January 13, 2019, the Company, Dr. Quay and Mr. Guse agreed to cancel and terminate the 2018 Options so they are no longer outstanding and of no further force and effect. On January 13, 2019, the Company granted a new option to Dr. Quay to purchase 2,300,000 shares of Common Stock and a new option to Mr. Guse to purchase 800,000 shares of Common Stock (the “2019 Options”). The 2019 Options: (i) have an exercise price equal to the fair market value of Common Stock on the date of grant which was $1.36 per share, (ii) do not contain a Net Cash Exercise provision, (iii) are granted pursuant to the terms and conditions of the Plan as amended by the Board of Directors on January 13, 2019 to include shares issuable upon exercise of the 2019 Options and other changes to the Plan so that the 2019 Options do not conflict with the Plan (the “Amended Plan”), (iv) vest and are exercisable in accordance with the vesting schedule related to the 2018 Options; provided, however, that the 2019 Options are not exercisable unless and until the Company’s stockholders approve the Amended Plan (the “Stockholder Approval”), (v) automatically expire and terminate if the Stockholder Approval is not obtained within one year of grant, and (vi) are subject to and conditioned the 2019 Option Agreements with the optionees and the employment agreements with the optionees.

The above actions were unanimously approved by the disinterested members of the Board of Directors. The above actions are intended to eliminate the Company’s potential liability associated with the Net Cash Exercise Provision of the 2018 Options, and to allow the stockholders of the Company the opportunity to vote on the Amended Plan, which includes shares issuable upon exercise of the 2019 Options.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1 4.2	Form of 2019 Option Award Agreement 2010 Stock Option and Incentive Plan, as amended January 13, 2019

* * *

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2019	Atossa Genetics Inc.

	By:	/s/ Kyle Guse
Kyle Guse
Chief Financial Officer, General Counsel and Secretary